Exhibit 10.22

DEMAND NOTE

PRECISION OPTICS CORPORATION, INC.

July 13, 2011

This Demand Note Payable on Demand (the “Note) is made and effective as of July 13, 2011,

BETWEEN:	Joseph N. Forkey (the “Lender”), an individual

AND:	Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), having its principal place of business at 22 East Broadway, Gardner, MA 01440.

FOR VALUE RECEIVED, the Company hereby unconditionally promises to pay to the order of the Lender, the principal sum of ten thousand United States Dollars ($10,000.00), without interest thereon, within one year from the date hereof. The entire principal shall be fully and immediately payable UPON DEMAND by the Lender at any time. By agreement of the undersigned, this Note shall be non interest-bearing.

The Lender may assign all of its rights, title and interest in, to and under this Note.

The Company has agreed to pay all reasonable and actual expenses incurred with the execution of this Note, including wire transfer fees.  Such fees will be itemized, in writing, to the Company.  In the event this Note is not paid when due, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with collection.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first above written.

LENDER		PRECISION OPTICS CORPORATION, INC.

/s/ Joseph N. Forkey	By:	/s/ Jack P. Dreimiller
Joseph N. Forkey	Name:	Jack P. Dreimiller
	Title:	Senior Vice President, Chief Financial Officer